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                                                                     EXHIBIT 8.1

October 14, 2005                                    Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 6060-64637

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Nissan Auto Lease Trust 2005-A
Nissan Auto Leasing LLC II
NILT Trust
Nissan-Infiniti LT
990 West 190th Street
Torrance, California 90502

Re:   Nissan Auto Lease Trust 2005-A
      Registration Statement on Form S-1
      Registration Nos. 333-127992; 333-127992-01
      333-127992-02; 333-127992-03

Ladies and Gentlemen:

      We have acted as special tax counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company, NILT Trust, a Delaware statutory trust, Nissan-Infiniti LT, a Delaware statutory trust, and Nissan Motor Acceptance Corporation, a California corporation, in connection with the preparation of the Registration Statement on Form S-1 (Registration Nos. 333-127992; 333-127992-01; 333-127992-02; 333-127992-03), as amended (together with the exhibits and amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules or regulations promulgated thereunder, for the registration under the Act of $1,395,400,000 asset backed notes (the "Notes"), issued by Nissan Auto Lease Trust 2005-A, a Delaware statutory trust (the "Issuer") pursuant to an Indenture between the Issuer and U.S. Bank National Association, as indenture trustee. The Notes are being offered pursuant to a prospectus (the "Prospectus"). Capitalized terms used herein without definition herein have the meanings set forth in the Registration Statement.

      We hereby confirm that the statements set forth in the Prospectus forming part of the Registration Statement under the headings "Summary -- Tax Status" and "Certain Material Federal Income Tax Consequences", which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to federal tax matters, are correct in all material respects, and we hereby confirm and adopt the opinions set forth therein.

 Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
                   New York Palo Alto Paris Washington, D.C.
     Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

          Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.
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MAYER, BROWN, ROWE & MAW LLP

October 14, 2005
Page 2

      The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are "experts" within the meaning of the Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Respectfully submitted,


                                           /s/ MAYER, BROWN, ROWE & MAW LLP
                                           --------------------------------
                                           MAYER, BROWN, ROWE & MAW LLP